UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Fourteenth Amendment to Credit Agreement

Global Power Equipment Group Inc. (the “Company”) previously disclosed that it entered into certain amendments to its Credit Agreement, dated February 21, 2012, with Wells Fargo Bank, National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and the various financial institutions (the “Lenders”) party thereto (as amended or supplemented from time to time, the “Credit Agreement”).  On February 21, 2017, the Company entered into a Fourteenth Amendment to Credit Agreement and Eighth Amendment to the Limited Waiver Agreement (the “New Amendment”).  Under the New Amendment, the Lenders have, among other things, agreed to extend the maturity date of the Credit Agreement from February 21, 2017 to March 3, 2017, unless earlier terminated pursuant to its terms.  The New Amendment also imposes an additional 5.00% per annum interest rate, payable in kind, on outstanding revolving loans and requires unanimous consent of the Lenders for any subsequent amendments, waivers or consents.

Background to Credit Agreement

The Company originally entered into the Credit Agreement in February 2012, with an original maturity date of February 21, 2017.  Borrowing under the Credit Agreement was originally capped at $100.0 million, and in December 2013, the Company exercised its rights under the accordion feature pursuant to and in accordance with the terms of the Credit Agreement and increased the revolving credit commitments available to it under the Credit Agreement to $150.0 million.  As a result of the Company’s non-compliance with the covenants under the Credit Agreement in 2015 and 2016, it entered into a number of amendments and limited waivers with the Lenders, which, among other things, reduced the Company’s borrowing capacity.

As of December 31, 2015, the Company had $70.0 million outstanding under the Credit Agreement and did not have any available borrowing capacity remaining.

2016 Liquidity Enhancement and Debt Reduction Initiatives

Since the beginning of 2016, the Company has completed and continues to pursue several liquidity enhancing initiatives, some of which have generated cash to pay down existing debt under the Credit Agreement, including the following:

•                  In May 2016, in order to reduce expenses, the Company vacated under-utilized space in its Oxford, Massachusetts facility at the end of the lease term.

•                  In July 2016, the Company sold TOG Holdings, Inc., a wholly-owned subsidiary, for $6 million in cash, relocating personnel and some equipment to another facility.

•                  In September 2016, in order to further reduce expenses, the Company began consolidating under-utilized warehouse and office space within its Braden U.S. operations, substantially reducing the business’s footprint.  Operations were also ceased at the Company’s Koontz-Wagner factory located in Chattanooga, Tennessee (Koontz-Wagner will continue its ongoing operations at other locations).

•                  In December 2016, the Company completed a $14.8 million sale-leaseback transaction for its facilities in Franklin, Indiana, Auburn, Massachusetts and Houston, Texas, pursuant to which the Company simultaneously sold  the real estate to third parties and entered into 10-year leases with those parties for  the three facilities.  The lease for the facility in Franklin, Indiana was assumed by the purchaser of Hetsco in January 2017.

•                  In January 2017, the Company sold its Hetsco business in a stock transaction for approximately $22.0 million in cash.

•                  The Company is currently marketing for sale its Braden Mexico manufacturing facility and its facility in Heerlen, Netherlands.

As a result of certain of these initiatives, the Company reduced the principal amount of the outstanding revolver balance under the Credit Agreement from $70.0 million as of December 31, 2015 to approximately $30 million as of February 24, 2017.

While the Company intends to continue to efficiently manage its working capital and to dispose of certain non-core assets (such as the Braden Mexico manufacturing facility referred to above), it does not anticipate being able to generate cash or raise additional debt capital in order to allow it to timely repay all of its outstanding obligations under the Credit Agreement when they mature on March 3, 2017.  Accordingly, the Company will need to obtain (i) a further extension of the maturity date beyond March 3, 2017, (ii) a waiver of the defaults that will arise if it does not repay the amounts owed under the Credit Agreement on the maturity date or (iii) a forbearance agreement pursuant to which the Lenders will forbear from exercising remedies against the Company’s and its subsidiaries’ assets when and if the Company’s borrowings under the Credit Agreement become due and payable.  The Company is presently engaged in discussions with the Lenders concerning further extension of the maturity date beyond March 3, 2017.  To date, the Lenders have agreed to provide the Company with the waivers of existing defaults necessary to continue its operations, but they are not obligated to continue to do so if another default occurs or the maturity date passes without payment in full of  the obligations owed under the Credit Agreement.  Upon the occurrence of another default under the Credit Agreement, the Lenders would have the right to accelerate the then-outstanding amounts under the Credit Agreement and to exercise their rights and remedies to collect such amounts, which would include foreclosing on collateral constituting substantially all of the Company’s and its subsidiaries’ assets.  Accordingly, a default could have a material adverse effect on the Company’s business.  The Company has also engaged an investment banking firm to facilitate a refinancing process that is intended to result in a new credit facility which will be used to repay all outstanding obligations under the Credit Agreement and provide additional debt capacity to fund the Company’s ongoing operations, although there can be no assurance that any such refinancing will occur.  In the period of time leading up to any such refinancing, the Company expects that liquidity will remain constrained.

The foregoing description does not constitute a complete summary of the terms of the New Amendment and is qualified in its entirety by reference to the full text of the New Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01                                           Other Events.

Twelfth and Thirteenth Amendments to Credit Agreement

Previously, the Company and the Lenders entered into a Twelfth Amendment to Credit Agreement, dated as of December 23, 2016 (the “Twelfth Amendment”), and a Thirteenth Amendment to Credit Agreement and Seventh Amendment to Limited Waiver Agreement, dated as of January 30, 2017 (the “Thirteenth Amendment”).  The Twelfth Amendment and the Thirteenth Amendment had, among other things, provided limited extensions of the date by which the Company was required to provide the Lenders with its audited restated financial statements.

The foregoing descriptions do not constitute complete summaries of the terms of the Twelfth Amendment and the Thirteenth Amendment and are qualified in their entirety by reference to the full text of the Twelfth Amendment and the Thirteenth Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Expectations for Financial Reporting

On February 24, 2017, the Company issued a press release announcing, among other things, an update on the Company’s expectations for its financial reporting.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Forward-looking Statement Disclaimer

This report contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the timing of and the Company’s ability to prepare its restated historical financial information, file its 2015 and 2016 SEC reports, regain SEC reporting compliance, identify new sources of debt financing and related matters.  These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties.  The Company’s actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  For example, even if the Company is able to extend the maturity date of the Credit Agreement beyond March 3, 2017, it may not be able to access additional borrowings or generate sufficient cash from operations to fund its ongoing business, which could have a material adverse effect on the Company’s business and future prospects.  In addition, more information may arise during the course of the Company’s ongoing accounting review of its previously issued financial statements that could require additional time to complete and file the Company’s Annual Report on Form 10-K for 2015, including restated financial statements for prior periods.

Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss or bankruptcy of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, contraction of the Company’s trade terms with vendors, delay by customers in the payment of accounts receivable, cost increases and project cost overruns, unforeseen schedule delays, poor performance by the Company’s subcontractors, cancellation of projects, competition for the sale of the Company’s products and services, including competitors being awarded business by the Company’s customers that had previously been provided by the Company, shortages in, or increases in prices for, energy and materials such as steel that the Company uses to manufacture its products, damage to its reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets and changes in the economic, social and political conditions in the United States and other countries in which the Company operates, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Company’s Annual Report on Form 10-K, filed with the SEC on March 9, 2015, titled “Risk Factors.”  Any forward-looking statement speaks only as of the date of this report.  Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company cautions you not to rely upon them unduly.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits

10.1                                                                        Twelfth Amendment to Credit Agreement, dated as of December 23, 2016, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

10.2                                                                        Thirteenth Amendment to Credit Agreement and Seventh Amendment to Limited Waiver Agreement, dated as of January 30, 2017, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

10.3                                                                        Fourteenth Amendment to Credit Agreement and Eighth Amendment to Limited Waiver Agreement, dated as of February 21, 2017, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

99.1                                                                        Press release, dated February 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017
Global Power Equipment Group Inc.

	By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Twelfth Amendment to Credit Agreement, dated December 23, 2016, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

10.2

Thirteenth Amendment to Credit Agreement and Seventh Amendment to Limited Waiver Agreement, dated as of January 30, 2017, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

10.3

Fourteenth Amendment to Credit Agreement and Eighth Amendment to Limited Waiver Agreement, dated as of February 21, 2017, by and among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and the various financial institutions party thereto as lenders.

99.1	Press release, dated February 24, 2017.